Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF JUNE 30, 2015

BALANCE SHEETS, MANAGEMENT’S DISCUSSION AND ANALYSIS,

AND ACCOMPANYING SCHEDULES

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC. c/o MICHAEL S. LETO, CHIEF FINANCIAL OFFICER 1271 AVENUE OF THE AMERICAS 40th FLOOR NEW YORK, NY 10020

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP c/o JACQUELINE MARCUS, GARRETT A. FAIL 767 FIFTH AVENUE NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: September 24, 2015

Quarterly Financial Report as of June 30, 2015 (Unaudited)

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under Key Documents

Quarterly Financial Report as of June 30, 2015 (Unaudited)

I. Schedule of Debtors

The following entities (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. The Debtors’ Chapter 11 cases remain open as of the date hereof.

	Case No.	Date Filed
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008
LB 745 LLC	08-13600	9/16/2008
PAMI Statler Arms LLC	08-13664	9/23/2008
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13885	10/3/2008
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/3/2008
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/3/2008
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/5/2008
Lehman Commercial Paper Inc. (“LCPI”)	08-13900	10/5/2008
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/5/2008
Lehman Brothers Financial Products Inc.(“LBFP”)	08-13902	10/5/2008
Lehman Scottish Finance L.P.	08-13904	10/5/2008
CES Aviation LLC	08-13905	10/5/2008
CES Aviation V LLC	08-13906	10/5/2008
CES Aviation IX LLC	08-13907	10/5/2008
East Dover Limited	08-13908	10/5/2008
Luxembourg Residential Properties Loan Finance S.a.r.l (“Lux Resi”)	09-10108	1/7/2009
BNC Mortgage LLC	09-10137	1/9/2009
LB Rose Ranch LLC	09-10560	2/9/2009
Structured Asset Securities Corporation	09-10558	2/9/2009
LB 2080 Kalakaua Owners LLC	09-12516	4/23/2009
Merit LLC (“Merit”)	09-17331	12/14/2009
LB Somerset LLC (“LBS”)	09-17503	12/22/2009
LB Preferred Somerset LLC (“LBPS”)	09-17505	12/22/2009

Quarterly Financial Report as of June 30, 2015 (Unaudited)

II. Notes to the Balance Sheets and Management’s Discussion & Analysis

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process and the judicious and timely resolution of claims. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make semi-annual distributions to creditors of Debtors, with each entity subject to review at each distribution date.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Balance Sheets, Notes to the Balance Sheets and Management’s Discussion and Analysis (“MD&A”) and Accompanying Schedules (collectively, the “Quarterly Financial Report”) are derived from sources available to the Debtors and Debtor-Controlled Entities (collectively, the “Company” or “Controlled Affiliates”)). The term “Debtor-Controlled Entities” refers to those entities that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. Debtor-Controlled Entities excludes, among others, certain entities (such as Lehman Brothers Inc. (“LBI”), Lehman Brothers International (Europe) (in administration) (“LBIE”) and Lehman Brothers Japan (“LBJ”)) that were not managed or controlled by a Debtor as of the Effective Date and are under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act (collectively, “Non-Controlled Affiliates”).

LBHI (on September 15, 2008) and certain other Debtors (on various dates, each referred to as the respective “Commencement Dates”) filed for protection under Chapter 11 of the Bankruptcy Code and are referred to herein as “Debtors.”

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

In preparing the Quarterly Financial Report, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), and the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI, other Debtors and Debtor-Controlled Entities.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Balance Sheets:

•	Are not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	Do not reflect period-end adjustments, including accruals;

•	Include certain items that remain under continuing review by the Company and may be accounted for differently in future Balance Sheets.

Trends and Uncertainties

The Company owns real estate, private equity investments, loans, derivative contracts, and other assets in a wide variety of local, domestic and global markets, and as such, in future periods the values of these assets are subject to trends, events and factors beyond the Company’s control, including but not limited to: the local, domestic and global economic environment; changes in budget, tax and fiscal policies in the U.S. and other countries; fluctuations in debt and equity markets, interest rates, and currency exchange rates; litigation risk; and changes in regulatory requirements.

Note 2 – Use of Estimates

In preparing the Quarterly Financial Report, the Company utilizes various estimates that affect reported amounts and disclosures. For example, estimates are used to determine expected recoverable amounts from certain financial instruments and other assets, and to establish claims amounts and various reserves.

Estimates are based on available information and judgment. As more information becomes available to the Company, including the outcome of various negotiations and litigations, the Company may revise estimates accordingly.

Note 3 – Cash and Short-Term Investments

Cash and short-term investments include:

•	demand deposits;

•	interest-bearing deposits with banks;

•	U.S. and foreign money-market funds;

•	U.S. government obligations;

•	U.S. government guaranteed securities;

•	investment grade corporate bonds and commercial paper; and

•	AAA-rated asset-backed securities secured by auto loans and credit card receivables.

The majority of the Company’s short-term investments mature by September 30, 2015.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 4 – Cash and Short-Term Investments Pledged or Restricted

The following table summarizes the components of restricted cash as of June 30, 2015:

	Debtors					Debtor- Controlled	Total Debtors and Debtor- Controlled
$ in millions	LBHI	LBSF	LCPI	Other	Total	Entities	Entities
Reserves for Claims:
Disputed unsecured claims (1)	$1,882	$1,515	$16	$309	$3,722	$—	$3,722
Tax claims (2)	0	25	—	4	29	—	29
Distributions on Allowed Claims (not remitted) (3)	113	1	50	4	168	—	168
Secured, Admin, Priority Claims and Other	69	15	9	9	101	—	101

Subtotal, Claims Reserves	2,064	1,556	74	326	4,021	—	4,021
Cash pledged to JPMorgan (CDA) (4)	76	—	—	—	76	—	76
Citigroup and HSBC (5)	2,034	—	—	—	2,034	—	2,034
Other (6)	181	21	8	25	234	83	317

Total	$4,356	$1,577	$82	$351	$6,366	$83	$6,449

Totals may not foot due to rounding.

(1)	Represents the cash reserve for the principal amount of disputed unsecured claims subsequent to the seventh Plan distribution on April 2, 2015. Amounts of claim reserves at LBSF and LBCC exclude amounts invested in loans to LBHI in the amount of $530 million and $125 million, respectively (refer to Note 7 – Receivables from Controlled Affiliates and Other Assets).

(2)	The $29 million at LBSF and LBCC represents the cash reserve for non-income tax issues.

(3)	Includes (i) $69 million related to the Office of Foreign Asset Control (“OFAC”) and (ii) $99 million related to other open items.

(4)	Represents cash deposited into accounts by LBHI and pledged to JP Morgan (including its affiliates, “JPM”) pursuant to paragraph 6(b) of the Collateral Disposition Agreement (“CDA”) with JPM, effective March 31, 2010. The release of this cash is pending resolution of, among other items, certain clearance and derivative exposures.

(5)	Represents cash deposited prior to the Commencement Date by the Company in connection with certain requests and/or documents executed by the Company and Citigroup Inc. (“Citigroup”) ($2,007 million) and HSBC Bank PLC (“HSBC”) ($27 million). The Company has recorded reserves against this cash in Secured Claims Payable to Third Parties, because these institutions have asserted claims. The Company is in discussions with HSBC and commenced litigation against Citigroup regarding these deposits.

(6)	Includes: (i) $91 million related to various pre-petition balances on administrative hold by certain financial institutions, (ii) $55 million related to misdirected wires and other cash received by LBHI for the benefit of third parties and Non-Controlled Affiliates (reported as a payable), and (iii) $171 million of various miscellaneous items.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions

Financial instruments and other inventory positions are reported at estimated “recovery values,” which are determined by utilizing market prices, certain assumptions, estimates and/or pricing models to estimate future undiscounted cash flows.

The table below presents recovery values as of June 30, 2015 by asset portfolio, and the changes in recovery values since the previously filed Quarterly Financial Report as of April 2, 2015:

		(Activity 04/03/15- 06/30/15)
	Inventory as of April 2, 2015	Recovery Value	Cash (2)		Inventory as of June 30, 2015
$ in millions	Total	Change (1)	(Receipts)	Disbursements	Total
Commercial Real Estate
Debtors:
Lehman Brothers Holdings Inc.	$101	$13	$(54)	$0	$60
Lehman Commercial Paper Inc.	374	(21)	(126)	6	232

Subtotal Debtors	475	(8)	(180)	6	292

Debtor-Controlled	670	6	(137)	9	548

Total Commercial Real Estate	1,144	(2)	(317)	15	840

Loans and Residential Real Estate
Debtors:
Lehman Brothers Holdings Inc.	75	12	(14)	—	73
Lehman Brothers Special Financing Inc.	0	0	—	—	0
Lehman Commercial Paper Inc.	67	8	(6)	—	69

Subtotal Debtors	142	20	(20)	—	143

Debtor-Controlled	39	7	(3)	—	43

Total Loans and Residential Real Estate	181	27	(23)	—	185

Private Equity / Principal Investments
Debtors:
Lehman Brothers Holdings Inc.	6	(3)	—	—	3
Lehman Commercial Paper Inc.	39	1	(4)	—	36

Subtotal Debtors	45	(1)	(4)	—	39

Debtor-Controlled	1,940	11	(569)	—	1,382

Total Private Equity / Principal Investments	1,985	10	(573)	—	1,422

Derivative Receivables and Related Assets
Debtors:
Lehman Brothers Special Financing Inc.	295	33	(78)	—	249
Lehman Brothers Commodity Services Inc.	0	0	(0)	—	0
Lehman Brothers Commercial Corp.	4	—	—	—	4
Other Debtors	42	(8)	(1)	—	33

Subtotal Debtors	341	24	(79)	—	286

Debtor-Controlled	1	8	—	—	9

Total Derivative Receivables and Related Assets	342	32	(79)	—	295

Totals	$3,653	$67	$(992)	$15	$2,742

(1)	Represents adjustments to recovery values based on changes in market prices, assumptions and/or estimates which, in the Company’s judgment, impact the Company’s recoverable value on the underlying assets.

(2)	Amounts may differ from previously filed Schedule of Cash Receipts and Disbursements mainly due to timing and classification differences. Cash receipts and disbursements related to Derivative Receivables and Related Assets include collections on open and terminated trades, net of hedging activities.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Commercial Real Estate

Commercial Real Estate includes whole loans, real estate owned properties, joint venture equity interests in commercial properties, and other real estate related investments.

The Company utilizes various pricing models to determine the recovery values of assets within the Commercial Real Estate portfolio. These pricing models often incorporate current market prices, estimated future cash flows net of obligations to third parties, brokers’ opinions of value and third party analyses.

As of June 30, 2015, the Company estimated the aggregate remaining recovery value for the Commercial Real Estate portfolio at $840 million. Between April 2 and June 30, 2015, the Company:

•	monetized $317 million of inventory, including $147 million for the Pacific Point land investment;

•	incurred $15 million of non-operating costs, primarily for asset improvements and/or transaction-related costs; and

•	decreased the estimated recovery value for the portfolio by $2 million.

Loans and Residential Real Estate

The Loans and Residential Real Estate portfolio includes commercial term loans with fixed maturity dates, corporate equity securities, residential whole loans, residential mortgage-backed securities, recoveries on claims, securitized loans, and real estate owned properties.

The Company utilizes internal pricing models, which incorporate current market prices and historical and estimated future cash flows, to determine the recovery values of loans. Recovery values for mortgage-backed securities are based primarily on third-party valuation analyses, which generally include market prices for similar assets and various pricing assumptions. Valuations for recoveries on claims are based on historical settlements of similar claims, internal counterparty analyses, and management’s judgment.

Potential litigation recoveries related to indemnity claims against third parties transferred to LBHI pursuant to the Fannie Mae and Freddie Mac Agreements are excluded from recovery values, as litigation outcomes are highly uncertain and contingent upon various legal factors outside of the Company’s control.

As of June 30, 2015, the Company estimated the aggregate remaining recovery value for the Loans and Residential Real Estate portfolio at $185 million. Between April 2 and June 30, 2015, the Company:

•	monetized $23 million of inventory; and

•	increased the estimated recovery value for the portfolio by $27 million.

Private Equity / Principal Investments

Private Equity / Principal Investments include equity and fixed-income direct investments in companies, and general partner and limited partner interests (“GP/LP positions”) in investment fund vehicles (including private equity) and in related funds.

Recovery values for private equity / principal investments and general partner interests are based on comparable trading and transaction multiples, period end publicly quoted prices, and estimated future cash flows. Limited partner interests in private equity and hedge funds are valued at the net asset value unless an impairment is assessed. Recovery value may be impacted for those positions that are subject to confidentiality restrictions and transfer restrictions for which the Company may need consent from sponsors, general partners and/or portfolio companies in order to (i) share information regarding such positions with prospective buyers and/or (ii) transfer such positions to a buyer.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Private Equity / Principal Investments (continued)

As of June 30, 2015, the Company estimated the aggregate remaining recovery value for the Private Equity / Principal Investments portfolio at $1,422 million. Between April 2 and June 30, 2015, the Company:

•	monetized $573 million of inventory, including the sale of D.E. Shaw and distributions from private equity and hedge fund limited partnership interests; and

•	increased the estimated recovery value for the portfolio by $10 million.

Derivative Assets and Derivatives Liabilities

Derivative assets and Derivative liabilities represent amounts due from/to counterparties related to matured, terminated and open trades, and are recorded at expected recovery/claim amounts, net of cash and securities collateral.

The Company’s estimated recovery values for Derivative assets and claim amounts are determined using internal and third party valuation models and data sources, internal assessments, valuation assumptions asserted by counterparties, certain assumptions regarding contract provisions, and management judgment.

For litigation actions which may result in a potential recovery to the Company (“Affirmative Litigations”), the largest of which are listed and described in Note 13 – Legal Proceedings, estimated recoveries are recorded at zero unless one of the following conditions are met:

(i)	The Company has reached agreements in principle with the corresponding counterparties, in which case the recovery value is recorded at the agreed amount; or

(ii)	The Company has locked in value by purchasing notes of various special purpose vehicles, in which case the Balance Sheets reflect estimated recovery values at the value locked in.

Derivative claims are recorded in Liabilities Subject to Compromise as follows:

(i)	Resolved claims are recorded at values agreed by the Company; and

(ii)	Unresolved claims are recorded at amounts estimated to be allowed by the Company.

Derivative claims recorded by LBSF include: (i) JPM claims transferred to LBHI pursuant to the CDA (see Note 6 for further detail), and (ii) LBSF’s obligations under the RACERS swaps.

The Company continues to review amounts recorded for Derivative assets and liabilities. As the Company obtains further clarity on ultimate recovery values and/or claim amounts, including the results of negotiations with third parties and litigation settlements, the Company may record adjustments, which may be material, in future balance sheets.

As of June 30, 2015, the Company estimated the aggregate remaining recovery value for the Derivatives portfolio at $295 million. Between April 2 and June 30, 2015, the Company:

•	collected $79 from mediations and other settlements related to special purpose vehicles and with various other counterparties; and

•	increased the estimated recovery value for the portfolio by $32 million, primarily driven by settlements on certain Affirmative Litigations previously excluded.

As of June 30, 2015, the Company estimated aggregate Derivative liabilities, before any distributions, at $25.1 billion.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 5 – Financial Instruments and Other Inventory Positions (continued)

Hedging Programs

The Company conducts hedging programs to protect (i) against the loss of value of a portion of certain foreign affiliate receivables, real estate assets, and derivatives due to fluctuations in foreign exchange rates, and (ii) the value of certain derivatives transactions that have not been terminated by counterparties. As of June 30, 2015, the Company’s currency hedging program included hedges against movements in the Euro, British pound, and Swiss franc, primarily related to certain foreign currency exposures in Receivables from Non-Controlled Affiliates. Total notional amounts hedged related to Receivables from Non-Controlled Affiliates were approximately €1,100 million, £906 million, and CHF 316 million.

As of June 30, 2015, the cash posted as collateral, net of gain or losses on hedging positions, for Derivatives hedging activities of approximately $27 million and the Company’s foreign currency hedging program of $163 million is reflected on the Company’s Balance Sheets in “Derivatives Receivables and Related Assets” and “Receivables from Controlled Affiliates and Other Assets,” respectively.

Note 6 – Subrogated Receivables from Affiliates and Third Parties

JPMorgan Collateral Disposition Agreement

The Company and JPM entered into a Collateral Disposition Agreement effective March 31, 2010, which provided for, among other items:

•	Provisional settlement of JPM’s claims against the Debtors; and

•	LBHI’s subrogation to JPM’s alleged secured claims against LBI and certain other Debtor-Controlled Entities and Non-Controlled Affiliates.

In accordance with the LBI Settlement Agreement, which was effective June 2013 between LBHI and certain other Debtors and Debtor-Controlled Entities and LBI, LBI waived any rights to any proceeds from the collateral held by JPM that was transferred to LBHI.

As of June 30, 2015, the “Subrogated Receivables from Affiliates and Third Parties” balance of approximately $2.0 billion primarily consisted of receivables from LBSF of $1.6 billion, LBCC of $125 million, Lehman Brothers Holdings Japan Inc. of $60 million, Lehman Brothers Finance S.A. of $44 million, Real Estate Private Equity Inc. of $19 million, and other Affiliates of approximately $111 million.

The ultimate recovery by LBHI on its subrogated receivables will be determined by a number of factors, including (i) the resolution of the derivatives claim JPM asserted against LBSF, LBCC and LBHI, and (ii) the resolution of other litigation matters with JPM. Consequently, LBHI’s ultimate recoveries may be materially less than the $2.0 billion of subrogated receivables recorded on the Balance Sheets herein.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 7 – Receivables from Controlled Affiliates and Other Assets

Receivables from Controlled Affiliates and Other Assets includes: (i) $2.3 billion related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding liabilities reflected in Payables to Controlled Affiliates and Other Liabilities and (ii) $496 million of other assets.

The following table summarizes the main components of Receivables from Controlled Affiliates and Other Assets as of June 30, 2015:

	Debtors					Debtor-	Total Debtors and Debtor-
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total	Controlled Entities	Controlled Entities
Encumbered Financial Inventory (1)	$—	$300	$—	$—	$300	$—	$300
Secured Notes (2)	—	—	530	525	1,055	—	1,055
PIK Notes (3)	6	—	6	52	65	—	65
Fundings and other activites (4)	252	45	0	141	437	472	909

Receivables from Controlled Affiliates	258	345	536	718	1,857	472	2,329
Receivable related to Fenway (5)	98	—	—	—	98	—	98
Affiliate Claims (6)	181	1	24	1	208	—	208
Collateral Posted on Hedges	163	—	—	—	163	—	163
Other	7	1	(0)	0	8	19	28

Total Other Assets	449	2	24	1	476	19	496

Total Receivables from Controlled Affiliates and Other Assets	$707	$347	$560	$719	$2,333	$491	$2,825

(1)	Represents Private Equity/Principal Investment assets encumbered by LB I Group Inc. for the benefit of LCPI.

(2)	Includes (i) loans from LOTC of $400 million to LBHI, secured by certain LBHI assets; and (ii) investments of $530 million and $125 million of LBSF’s and LBCC’s cash reserves for disputed claims, respectively, in secured notes issued by LBHI [Docket No. 46237].

(3)	Represents the remaining portions of the PIK Notes, net of distributions through June 30, 2015, issued by Lehman ALI Inc. (“ALI”) to LOTC, LBSF, and LBHI.

(4)	Includes (i) $218 million related to promissory notes issued by LBHI to certain Debtor-Controlled Entities, of which LBHI is the ultimate economic beneficiary; (ii) $197 million primarily related to fundings (e.g. capital calls) by LBHI and cost allocations; (iii) $171 million of cash collections at LCPI for the benefit of certain Debtor-Controlled Entities, of which LCPI is the ultimate economic beneficiary; (iv) $164 million related to amounts deposited at LBHI by certain Debtors related to their portion of the reserve allocation agreement for disputed claims against the Debtors; and (v) $55 million at LBHI related to the “Modified Settlement with respect to the Variable Funding Trust” [Docket No. 19370].

(5)	Represents unsecured claims asserted by LBHI against LCPI based on the Fenway transactions, as disclosed in Section 6.5(h) of the Plan, net of $133 million of payments received by LBHI as a result of Plan distributions.

(6)	Represents affiliate claims acquired through settlements with third parties, including approximately $100 million of affiliates claims that were purchased since the April 2, 2015 Quarterly Report, at estimated recovery values, net of distributions.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 7 – Receivables from Controlled Affiliates and Other Assets (continued)

Cost Allocations

Expenses related to obligations for certain administrative services and bankruptcy related costs are generally paid by LBHI then allocated to Debtor and Debtor-Controlled Entities with material remaining inventory and/or unresolved claims. A revised methodology for allocating expenses was implemented for expenses disbursed beginning April 1, 2012 (the “Post-Effective Methodology”). The Post-Effective Methodology categorizes and allocates administrative expenses as follows:

(i)	Costs directly attributable to specific legal entities, such as dedicated staff costs and professional fees associated with assets or legal matters which benefit specific legal entities, are directly assigned to the corresponding legal entities;

(ii)	Costs attributable to the support and management of specific asset and claim portfolios, such as asset management and claim staff, professional fees and technology costs to support the asset and claim portfolios, are allocated among legal entities based on the (a) pro rata ownership of inventory within each asset portfolio and (b) pro rata claims for certain claim categories;

(iii)	Costs associated with general claims mitigation, distributions, and other bankruptcy-related activities are allocated among Debtors based on outstanding unresolved claims and cumulative distributions; and

(iv)	All remaining administrative costs are allocated among legal entities based on a combination of outstanding unresolved claims, pro rata ownership of inventory, and net cash receipts.

The Company continually reviews the methodology for allocating costs, and adjustments are reflected in the Balance Sheets.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 8 – Investments in Affiliates

Investments in Controlled Affiliates are recorded in the Balance Sheets at book values. Investments in Controlled Affiliates that have incurred cumulative net operating losses in excess of capital contributions are shown as negative amounts.

The earnings or losses of (i) Debtors owned by other Debtors (e.g. LBCS is a direct subsidiary of LBSF) or Debtor-Controlled Entities (e.g. LCPI is a direct subsidiary of ALI), and (ii) Debtor-Controlled Entities owned by Debtors (e.g. ALI is a direct subsidiary of LBHI) are not eliminated in the Balance Sheets, and as a result, Investments in Affiliates reflect the earnings or losses of Debtors and certain Debtor-Controlled Entities more than once.

Adjustments to Investments in Affiliates may be required in future Balance Sheets (including write-downs and write-offs), as amounts ultimately realized may vary materially from amounts reflected on the Balance Sheets herein.

Controlled Affiliates – Aurora Commercial Corp.

The investment in Aurora Commercial Corp. (formerly known as Aurora Bank FSB) (“Aurora”), a wholly-owned subsidiary of Lehman Brothers Bancorp Inc. (“LBB”), which is a wholly owned subsidiary of LBHI, is reflected in LBB’s Balance Sheets on a consolidated basis.

Aurora is a party to various litigation matters, primarily matters in which various counterparties have asserted claims against Aurora arising out of Aurora’s mortgage servicing operations. Aurora establishes accruals for loss contingencies as it becomes probable that a loss will be incurred and the amount of that loss can be estimated.

In connection with various Aurora asset sales, LBB entered into certain guarantee agreements with the respective purchasers of the Aurora assets. In accordance with the terms of those agreements, LBB is potentially liable for an aggregate amount up to a maximum of $100 million, if Aurora fails to perform under its indemnity obligations to the purchasers of its assets.

The ultimate recovery value for Aurora, which may vary materially from the amount reflected on the Balance Sheets due to significant costs to wind down, litigation and other potential liabilities, may be adjusted (including write-downs and write-offs) in future Balance Sheets.

Non-Controlled Affiliates

All investments in Non-Controlled Affiliates were written off in 2011 as the Company deemed recovery on these equity investments unlikely to occur due to the bankruptcy proceedings of these entities in their local jurisdictions.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 9 – Due from/to Affiliates

Due from/to Affiliates represents (i) receivables related to transactions among Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”), and (ii) payables by Debtor-Controlled Entities to Debtors and Non-Controlled Affiliates. Certain balances are reflected in “Due from” and “Due to” as a result of the assignments of claims against the Debtor and therefore are not netted.

Due from/to Affiliates are recorded in the Balance Sheets at book values, and where applicable, these balances are recorded net of cash distributions. The Balance Sheets do not reflect potential realization or collectability reserves for Due from Affiliates balances nor estimates of potential additional payables to Affiliates. As a result, adjustments (including write-downs and write-offs) to Due from/to Affiliates, which are material, will be recorded in future Balance Sheets. Refer to the Post-D7 Cash Flow Estimates for aggregate estimated recoveries on Due from Affiliates balances.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Due from/to Controlled Affiliates

The table below presents the Due from/to Controlled Affiliates balances as of June 30, 2015 and the related activity since the previously filed Quarterly Financial Report as of April 2, 2015:

		Activity 4/3/15 - 6/30/15
$ in millions	As of April 2, 2015	Cash Receipts (1)	Cash Distributions (1)	Claim Assignments (2)	Debt Forgiveness (3)	As of June 30, 2015
Due From Controlled
Debtors:
Lehman Brothers Holdings Inc.	$30,695	$(483)	$—	$0	$(115)	$30,098
Lehman Commercial Paper Inc.	5,108	—	—	—	—	5,108
Lehman Brothers Special Financing Inc.	463	—	—	104	(25)	542
Other Debtors	734	—	—		0	734

Subtotal Debtors	37,000	(483)	—	104	(140)	36,482

Debtor-Controlled	4,747	—	—	(214)	(2)	4,531

Total	$41,747	$(483)	$—	$(110)	$(142)	$41,013

Due To Controlled (4)
Debtors:
Lehman Brothers Holdings Inc.	$4,864	$—	$—	$(110)	$(1)	$4,753
Lehman Commercial Paper Inc.	4,601	—	—	—	—	4,601
Lehman Brothers Special Financing Inc.	10,379	—	—	—	0	10,379
Other Debtors	918	—	—	—	0	918

Subtotal Debtors	20,762	—	—	(110)	(1)	20,651

Debtor-Controlled	13,743	—	(483)	0	(141)	13,120

Total	$34,505	$—	$(483)	$(110)	$(142)	$33,771

(1)	Includes partial repayments on intercompany balances by Debtor-Controlled Entities to Debtors.

(2)	Primarily includes allowed claims against LBHI of $194 million, net of distributions, previously held by Ribco LLC, a Debtor-Controlled Entity, that were assigned to LBSF ($104 million) and LBHI ($90 million). The $90 million claim assigned to LBHI was subsequently offset against the corresponding payable.

(3)	Includes debt forgiveness resulting from dissolution of Debtor Controlled-Entities.

(4)	“Due to Controlled Affiliates” balances are reflected in Liabilities Subject to Compromise on the June 30, 2015 Balance Sheets.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Due from/to Controlled Affiliates (continued)

The following table presents a summary of Due from/to Controlled Affiliates for Debtors as of June 30, 2015:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors

$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Lehman Brothers Holdings Inc	$—	$—	$193	$(9,993)	$35	$(4,103)	$206	$(388)	$433	$(14,484)
LB Special Financing Inc	9,993	(193)	—	—	73	(284)	281	(25)	10,347	(502)
Lehman Commercial Paper Inc	4,103	(35)	284	(73)	—	—	180	(359)	4,568	(467)
LB Commodity Services Inc	113	(41)	—	(262)	—	(2)	—	(0)	113	(305)
LB Commercial Corporation	30	(16)	25	—	74	—	0	—	129	(16)
Structured Asset Securities Corp	231	—	0	—	—	(172)	—	—	231	(172)
Merit, LLC	—	(15)	—	(13)	198	—	—	0	198	(29)
LB OTC Derivatives Inc	0	—	0	—	—	—	—	—	0	—
Other Debtors	14	(134)	0	(5)	86	(7)	0	(0)	100	(146)
RACERS Claims (1)	1,097	—	—	—	—	—	—	—	1,097	—

Total Debtors	$15,581	$(433)	$502	$(10,347)	$467	$(4,568)	$667	$(772)	$17,217	$(16,120)

Lehman Ali Inc:
Lehman Ali Inc (PCO)	—	(2,566)	—	(0)	2,672	—	0	—	2,672	(2,566)
LB Pass-Through Securities Inc	177	—	—	—	94	—	—	—	271	—
LCPI Properties Inc	0	(528)	—	—	—	(0)	—	(0)	0	(528)
Ribco spc, Inc	—	—	—	—	—	—	—	—	—	—
Ribco LLC	—	—	—	—	—	—	—	—	—	—
LB I Group Inc:									—	—
LB I Group Inc (PCO)	2,195	(6)	9	—	62	(1)	(0)	—	2,266	(7)
LB Offshore Partners Ltd	387	—	—	(0)	1	—	(0)	—	388	(0)
DL Mortgage Corp	—	(196)	0	—	777	—	—	—	777	(196)
314 Commonwealth Ave Inc:
314 Commonwealth Ave Inc (PCO)	898	(15)	—	(2)	—	—	—	(86)	898	(103)
Stockholm Investments Limited	—	(122)	—	(0)	—	—	—	—	—	(122)
LB U.K. Holdings (Delaware) Inc:
LB U.K. Holdings (Delaware) Inc (PCO)	220	(13)	—	—	—	—	—	—	220	(13)

Other:
Pami Ali LLC	1,822	(68)	1	—	850	(3)	—	(48)	2,673	(119)
Luxembourg Finance Sarl	844	—	28	—	—	—	67	—	939	—
Real Estate Private Equity Inc	598	—	—	—	—	—	—	—	598	—
L.B.A. YK	290	—	—	—	—	—	—	—	290	—
LB Delta Funding Limited	—	—	—	—	—	—	—	—	—	—
LBHK Funding (Cayman) No.4	185	—	—	—	—	—	—	—	185	—
REPE LBREP II LLC	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Global Services Inc.	74	—	—	(0)	—	(0)	—	(0)	74	(0)
LB Private Equity Advisers LLC	—	(92)	—	(0)	—	—	—	—	—	(92)
Lehman Investment Inc	—	(102)	—	(28)	151	—	—	—	151	(130)
Other	682	(611)	2	(1)	35	(30)	(0)	(11)	718	(653)
LB Re Financing No.1 Limited	6,145	—	—	—	—	—	—	—	6,145	—

Total Debtor-Controlled Entities	$14,516	$(4,320)	$40	$(32)	$4,641	$(33)	$67	$(146)	$19,265	$(4,531)

	$30,098	$(4,753)	$542	$(10,379)	$5,108	$(4,601)	$734	$(918)	$36,482	$(20,651)

“PCO” – parent company only

(1)	Refer to Section IV.I.b of the Disclosure Statement for further information on the RACERS Claims.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Due from/to Controlled Affiliates (continued)

The following table presents a summary of Due from/to Affiliates balances for Debtor-Controlled Entities as of June 30, 2015:

	Lehman ALI Inc.		LB I Group Inc.		314 Commonwealth Ave. Inc.		LB UK Holdings Delaware Inc.		Other Debtor- Controlled Entities

$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Debtors:
Lehman Brothers Holdings Inc.	$3,094	$(177)	$203	$(2,582)	$137	$(898)	$13	$(220)	$873	$(4,494)
Lehman Commercial Paper Inc.	—	(2,766)	1	(840)	—	—	—	—	32	(1,036)
Lehman Brothers Special Financing Inc.	—	—	0	(10)	2	—	—	—	29	(30)
LB 745 LLC	—	—	—	—	—	—	—	—	—	—
Luxembourg Residential Properties Loan Fin S.a.r.l.	—	—	—	—	86	—	—	—	—	—

Total Debtors	$3,094	$(2,943)	$203	$(3,432)	$225	$(898)	$13	$(220)	$935	$(5,560)

Debtor-Controlled:
314 Commonwealth Ave Inc	$52	$—	$—	$—	$—	$—	$—	$—	$—	$—
Lehman Ali Inc (1)	—	—	—	—	—	(52)	—	—	241	—
Repe LBREP III LLc (1)	—	—	—	—	—	—	—	—	125	—
Real Estate Private Equity Inc (1)	—	—	—	—	—	—	—	—	222	—
LB I Group Inc	—	—	—	—	—	—	—	—	—	(304)
LCPI Properties Inc	—	—	—	—	—	—	—	—	—	(171)
Pami ALI LLC	171	(241)	304	—	—	—	—	—	—	(347)
Other	105	(49)	53	(8)	0	(39)	888	(731)	778	(1,005)

Total Debtor-Controlled Entities	$328	$(290)	$357	$(8)	$0	$(91)	$888	$(731)	$1,366	$(1,827)

Total	$3,422	$(3,233)	$560	$(3,439)	$225	$(989)	$901	$(951)	$2,301	$(7,387)

Non-Controlled Affiliates: (2)
Lehman Brothers Holdings Intermediate 2 Ltd	$—	$—	$—	$—	$—	$—	$77	$—	$749	$—
LB UK RE Holdings Limited	—	—	—	—	500	—	61	—	—	—
Lehman Brothers Inc.	—	—	—	—	—	—	—	—	400	(14)
Lehman Brothers Holdings PLC	—	—	—	—	—	—	185	(53)	2	—
LB ODC 3	—	—	—	—	—	—	162	—	—	—
Lehman Brothers Asia Holdings Limited	1	(7)	—	(30)	1	—	13	(36)	308	(392)
Other	0	(1)	1	(2)	7	—	0	(3)	85	(88)

Total	$1	$(8)	$1	$(32)	$508	$—	$498	$(92)	$1,544	$(495)

(1)	“Due from” balances at Other Debtor-Controlled Entities are related to receivables recorded by Pami ALI LLC.

(2)	Certain “Due from” balances are recorded in the local currency of the respective Non-Controlled Affiliates and as a result, balances may fluctuate as a result of changes in foreign exchange rates. Due from/to Affiliates balances include both settled and unresolved balances with Non-Controlled Affiliates.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Due from/to Non-Controlled Affiliates

The table below presents the Due from/to Non-Controlled Affiliates balances as of June 30, 2015 and the related activity since the previously filed Quarterly Financial Report as of April 2, 2015:

		Activity 4/3/15 - 6/30/15
$ in millions	As of April 2, 2015	Cash Receipts	Cash Distributions	Claim Assignments (1)	Other (2)	As of June 30, 2015
Due From Non-Controlled
Debtors:
Lehman Brothers Holdings Inc.	$23,297	$(122)	$—	$(2,144)	$443	$21,474
Lehman Commercial Paper Inc.	147	—	—	—	0	147
Lehman Brothers Special Financing Inc.	1,325	(3)	—	—	32	1,354
Other Debtors	597	(8)	—	—	4	594

Subtotal Debtors	25,366	(133)	—	(2,144)	479	23,568

Debtor-Controlled	2,512	(2)	—		42	2,552

Total	$27,878	$(135)	$—	$(2,144)	$521	$26,120

Due To Non-Controlled (3)
Debtors:
Lehman Brothers Holdings Inc.	$44,581	$—	$—	$(3,179)	$(67)	$41,335
Lehman Commercial Paper Inc.	753	—	—	—	(0)	753
Lehman Brothers Special Financing Inc.	1,078	—	—	—	—	1,078
Other Debtors	100	—	—	—	(0)	99

Subtotal Debtors	46,512	—	—	(3,179)	(67)	43,266

Debtor-Controlled	640	—	(3)	—	(10)	628

Total	$47,152	$—	$(3)	$(3,179)	$(77)	$43,894

(1)	The Claim Assignments include:

$ in millions	Due From Non-Controlled	Due To Non-Controlled
Lehman Brothers Bankhaus A.G. (i)	$609	$—
Lehman Brothers Securities N.V. (ii)	(3,077)	(3,179)
LB UK Financing Limited (iii)	322	—
Other	2	—

	$(2,144)	$(3,179)

(i)	Direct claims against LB Bankhaus with a face amount of €2.0 billion or $609 million, net of distributions (refer to the Bankhaus Creditors’ Settlement herein for addition information).

(ii)	LBSN’s assignment of its LBHI Class 4A claim with a face amount of $4.4 billion or $3,179 million, net of distributions (refer to the Lehman Brothers Securities N.V. Wind-Down herein for additional information). The receivable was subsequently offset against the payable.

(iii)	Receivables from Non-Controlled Affiliates of $322 million, net of distributions, (primarily SMF No.1 Limited of $192 million and LB Commercial Mortgage Conduit LTD of $81 million) assigned to LBHI as a result of the wind-down of LB UK Financing Limited (refer to the December 31, 2014 Balance Sheets for additional information).

(2)	“Due From Non-Controlled” balances are recorded in the local currency of the Non-Controlled Affiliate and as a result, balances fluctuate as a result of changes in foreign exchange rates.

(3)	“Due to Non-Controlled” balances with Non-Controlled Affiliates are reflected in Liabilities Subject to Compromise herein.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Due from/to Non-Controlled Affiliates (continued)

The following table presents a summary of Due from/to Non-Controlled Affiliates for Debtors as of June 30, 2015:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors

$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to

Lehman Brothers Treasury Co B.V. (1)	$2,351	$(24,921)	$734	$—	$—	$—	$115	$—	$3,200	$(24,921)
Lehman Brothers Finance S.A.	9,561	(735)	—	—	0	—	1	—	9,562	(735)
Lehman Brothers Bankhaus A.G.	624	(34)	—	(114)	—	(116)	44	—	668	(263)
Lehman Brothers Inc. (2)	1,144	—	0	—	6	—	103	(1)	1,254	(1)
LB RE Financing No.2 Limited (3)	0	(4,899)	—	—	—	—	—	—	0	(4,899)
Lehman Brothers Asia Holdings Limited	3,674	(1)	—	—	—	—	85	(4)	3,759	(5)
LB Commercial Corp. Asia Limited	1,197	—	9	—	—	(1)	59	(68)	1,265	(69)
Lehman Brothers International (Europe) Inc (4)	—	(808)	—	(579)	—	—	17	—	17	(1,387)
Lehman Brothers (Luxembourg) S.A.	486	—	—	—	—	—	—	—	486	—
LB RE Financing No.3 Limited	—	—	556	—	—	—	—	—	556	—
Lehman Re Limited	—	(69)	—	(8)	—	—	—	(7)	—	(83)
LB UK RE Holdings Limited	333	—	10	—	—	(3)	0	—	343	(3)
Lehman Brothers Japan Inc.	—	(127)	—	(138)	—	—	18	—	18	(265)
LB Asia Pacific (Singapore) PTE	366	—	—	—	—	—	—	—	366	—
LB Investments PTE Ltd	267	—	—	—	—	—	—	—	267	—
Thayer Properties Limited	241	—	—	—	—	(0)	—	—	241	(0)
LB (PTG) Ltd	199	—	—	—	0	—	0	—	199	—
LB Lease & Finance No.1 Ltd	146	—	—	—	—	—	—	—	146	—
LB (Luxembourg) Equity Finance S.A	52	(60)	—	—	—	—	—	—	52	(60)
Lehman Brothers Asia Limited	—	(133)	—	—	—	(0)	—	0	—	(133)
LB Securities Asia Limited	0	(146)	—	—	—	—	0	—	0	(146)
Wood Street Investments Ltd	—	(200)	—	—	—	—	—	—	—	(200)
LB Holdings Intermediate 2 Ltd	—	(222)	—	—	—	—	—	—	—	(222)
Lehman Brothers Limited	0	(262)	—	(2)	—	(1)	0	(0)	0	(266)
LB UK Holdings Limited	—	(444)	—	—	—	—	—	—	—	(444)
LB Asia Capital Company	25	(0)	30	—	136	—	151	—	342	(0)
Eldon Street Holdings Limited	—	(464)	—	—	—	(0)	—	(0)	—	(464)
Storm Funding Ltd	—	(166)	—	(3)	—	(51)	—	—	—	(221)
Longmeade Limited	12	—	—	—	—	(64)	—	—	12	(64)
Claims held by third parties (5)	—	(7,289)	—	(80)	—	(486)	—	(0)	—	(7,856)
Other	794	(356)	16	(153)	4	(32)	0	(19)	814	(559)

Total	$21,474	$(41,335)	$1,354	$(1,078)	$147	$(753)	$594	$(99)	$23,569	$(43,266)

(1)	LBT and LBS are included in the defined term “Non-Controlled Affiliates,” but LBHI has no direct or indirect equity interest in either LBT or LBS.

(2)	As of June 30, 2015 the Company has approximately $2.25 billion face amount of LBI claims. On September 1, 2015, the Company completed the sale of $750 million face amount of LBI claims for $96 million. The sale is not reflected in the June 30, 2015 Balance Sheets and will be reflected in future Balance Sheets.

(3)	Distributions from LBHI to LB RE Financing No.2 Limited (“FIN2”) are subsequently remitted from FIN2 to LB RE Financing No. 1 Limited (“FIN1”); FIN1 then pays these monies to LBHI to satisfy its obligations.

(4)	LBHI and other Debtors own allowed claims against LBIE in the aggregate face amounts of $264 million and $125 million, respectively.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Due from/to Non-Controlled Affiliates (continued)

(5)	“Claims held by third parties” represent claims originally held by Non-Controlled Affiliates, according to their respective settlement agreements with the Company, that are currently held by third parties ($ in millions):

Orignal creditor	LBHI	LBSF	LCPI	Total Debtors
Lehman Brothers Bankhaus A.G.	$(5,348)	$(0)	$(274)	$(5,622)
Lehman Brothers Securities NV	(555)	(48)	(11)	(614)
Storm Funding Ltd	(574)	—	—	(574)
LB Asia Capital Company	(448)	—	—	(448)
Lehman Re Limited	(240)	(9)	(137)	(387)
Other	(123)	(22)	(64)	(210)

Total Claims held by third parties	$(7,289)	$(80)	$(486)	$(7,856)

The following table presents receivables from certain Non-Controlled Affiliates, net of collections received through June 30, 2015, for LBHI, LBSF, and LCPI:

	LBHI			LBSF			LCPI
$ in millions	Gross Claims	Collections	Net Receivables	Gross Claims	Collections	Net Receivables	Gross Claims	Collections	Net Receivables
Lehman Brothers Finance S.A.	$10,281	$(720)	$9,561	$—	$—	$—	$0	$(0)	$0
Lehman Brothers Asia Holdings Limited	9,593	(5,919)	3,674	—	—	—	—	—	—
Lehman Brothers Treasury Co B.V.	3,275	(924)	2,351	1,023	(289)	734	—	—	—
LB Commercial Corp. Asia Limited	2,302	(1,105)	1,197	17	(8)	9	—	—	—
Lehman Brothers Inc.	1,565	(421)	1,144	—	—	—	9	(2)	6
Lehman Brothers (Luxembourg) S.A.	846	(360)	486	—	—	—	—	—	—
LB UK RE Holdings Limited	689	(356)	333	21	(11)	10	—	—	—
Lehman Brothers Asia Capital Company	31	(6)	25	37	(7)	30	168	(32)	136

	$28,582	$(9,810)	$18,772	$1,097	$(315)	$782	$177	$(34)	$143

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Settlements with Non-Controlled Affiliates

Joint Venture to Facilitate Resolution of LBIE Claims

On January 31, 2014, Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), a Non-Controlled Affiliate, LBHI, and Elliott Management Corporation and King Street Capital Management, L.P. (together, the “Funds”) entered into definitive documentation and consummated a joint venture to facilitate the resolution of LBIE claims (the “Joint Venture”):

•	LBHI2 contributed to the Joint Venture its senior claim of GBP 38 million (“Senior Claim”), subordinated claims of GBP 1.25 billion (“Sub Debt”), and a portion of the economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of various outstanding legal issues currently in litigation.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to GBP 650 million;

(b)	then 70% to the Funds and 30% to LBHI2 up to GBP 1.3 billion (plus interest);

(c)	then 50% to the Funds and 50% to LBHI2 up to GBP 2.2 billion (plus interest); and

(d)	25% to the Funds and 75% to LBHI2 over GBP 2.2 billion (plus interest).

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the key documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Lux Finance and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Receivables from LBHI2:

•	Luxembourg Finance Sarl (“Lux Finance”) and LB Scottish Holdings LP3 (“SLP3”) have receivables from LBHI2 of $749 million (including $19 million of accrued interest) and $77 million (consisting of exclusively accrued interest), respectively. Accrued interest was computed through the date LBHI2 entered administration.

•	As recoveries on these receivables are contingent on the resolution of a number of complex legal disputes surrounding distributions from LBIE, the Company has not recorded an estimate of future recoveries on the subordinated receivables from LBHI2 of $6.139 billion (“SLP3 Sub Rec”), nor any additional accrued interest that may accrue subsequent to LBHI2’s administration date at Lux Finance and/or SLP3. The Company has reserved in full for the SLP3 Sub Rec.

•	LB UK Holdings Delaware is the indirect parent and the beneficiary of any proceeds paid pursuant to the SLP3 Sub Rec.

•	In addition, the Company has receivables from certain Non-Controlled Affiliates that have claims against LBHI2.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 9 – Due from/to Affiliates (continued)

Settlements with Non-Controlled Affiliates (continued)

Lehman Brothers Securities N.V. Wind-Down

In May 2015, the Trustees of LBSN completed its Wind-Down process and made a final distribution of cash and assets and completed its bankruptcy proceedings. The Wind-Down process consisted of the following: (i) an in-kind distribution, on a pro-rata basis, of an LBHI Class 4A Allowed Claim to holders of admitted claims into LBSN who elected to receive such Class 4A Claims, and (ii) distributions to its creditors from the sale of LBSN’s remaining claims against LBHI, LBSF, LBIE, LBCC and LBEL.

Pursuant to the above, (i) LBSN made an in-kind distribution of an LBHI Class 4A claim in the gross amount of $4.73 billion to (a) LBHI of $4.4 billion and (b) third party creditors of $0.3 billion, and (ii) LBHI received approximately $47 million as its pro-rata share of proceeds from the sale of LBSN’s remaining assets.

Bankhaus Creditors’ Settlement

On November 25, 2014, at the Bankhaus Creditors Assembly Meeting, 99.5% of the Bankhaus creditors agreed to the Harmonizing Resolution, as follows:

Pursuant to bilateral agreements with LBHI, various Bankhaus creditors consented to, among other things, the resolution of the conflicting insolvency law issues, in particular section 44a of the German Insolvency Code, regarding the treatment of allowed claims in the Bankhaus insolvency proceedings and agreed to assign to LBHI their direct claims against Bankhaus after their claims have been satisfied in full through the combination of distributions from Bankhaus on their direct claims and distributions from LBHI on their guarantee claims. LBHI agreed on the allowance of counterparties’ guarantees against LBHI.

As of September 16, 2015, LBHI has (1) satisfied guarantee claims allowed against LBHI with a face value of $10.3 billion and (2) been assigned or is in the process of being assigned direct claims against LB Bankhaus with a face value of €9.3 billion.

LB UK RE Holdings Limited

LB UK RE Holdings Limited (“LBUKRE”), a Non-Controlled Affiliate, was placed into administration proceedings on September 15, 2008. LBHI and its controlled affiliates hold approximately 94% of the accepted claims into LBUKRE. The LBUKRE Administrators proposed a Company Voluntary Arrangement (“CVA”) whereby LBUKRE’s third party creditors would receive a final payment on their outstanding claims and the remaining assets could be transferred to LBHI Controlled Affiliates. This CVA would allow the administrators of LBUKRE to close the entity. The CVA was approved at a creditors meeting held on May 14, 2015 and became effective on July 22, 2015. The non-LBHI creditors were paid their final distribution on July 30, 2015. Subsequently, certain assets have been transferred, but are not reflected on the June 30, 2015 Balance Sheets.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 10 – Payables to Controlled Affiliates and Other Liabilities

Payables to Controlled Affiliates and Other Liabilities includes: (i) $2.3 billion related to certain post-petition activities between and among Debtors and Debtor-Controlled Entities, with the corresponding assets reflected in Receivables from Controlled Affiliates and Other Assets and (ii) $474 million of other liabilities.

The following table summarizes the main components of Payables to Controlled Affiliates and Other Liabilities as of June 30, 2015:

	Debtors					Debtor-	Total Debtors and Debtor-
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total	Controlled Entities	Controlled Entities
Encumbered Financial Inventory (1)	$—	$—	$—	$—	$—	$300	$300
Secured Notes (2)	1,055	—	—	—	1,055	—	1,055
PIK Notes (3)	—	—	—	—	—	65	65
Fundings and other activites (4)	428	247	23	7	705	204	909

Payables to Controlled Affiliates	1,483	247	23	7	1,760	569	2,329

Distributions on Allowed Claims (not remitted)	113	50	1	3	168	—	168
Misdirected wires	55	—	—	—	55	—	55
Other	23	36	20	1	79	172	251

Total Other Liabilities	192	86	21	4	302	172	474

Total Payables to Controlled Affiliates and other liabilities	$1,674	$332	$44	$11	$2,062	$741	$2,803

Refer to Note 7 - Receivables from Controlled Affiliates and Other Assets for footnote explanations.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 11 – Taxes Payable

As of June 30, 2015, the Company has recorded an estimated $395 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities. Taxes payable is net of any refund claims, deposits and the estimated impact of the five-year federal NOL carryback. Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement (the “DAA”) as described below.

In certain circumstances, any member of the tax group may be subject to withholding taxes, transactional taxes or taxes on income in certain jurisdictions with respect to the realization of financial positions as assets are disposed during the course of liquidation.

Federal Taxes

As shown in LBHI Form 10-K filings during the periods 2003-2007 and the May 31, 2008 Form 10Q filing, LBHI paid cash taxes of $4.6 billion and $0.5 billion, respectively. Of the $5.1 billion paid during these periods, approximately $1.0 billion was disbursed to the IRS. This $1.0 billion included (i) approximately $650 million related to prior audit periods (1993-2000), certain non-refundable taxes, and other items, and (ii) approximately $350 million of regular tax liability for the year 2006.

Of the $1.0 billion disbursed to the IRS, $520 million has been applied to various tax settlements leaving approximately $480 million on deposit at the IRS (as per the IRS’ amended proofs of claim filed December 31, 2014 (Docket No. 47684). This $480 million is composed of:

(i)	$312 million excess payments, net of adjustments, related to income tax year 2006,

(ii)	$126 million of refunds related to taxes and penalties, excluding interest, for settled issues during the period 1997-2000 (Motion No. 9019 – March 20, 2010), and

(iii)	$42 million related to foreign tax credit carrybacks for the year 2001.

Amended Proofs of Claim

The IRS filed interim amended proofs of claim on December 10, 2013 (Docket No. 41450) and December 31, 2014 (Docket No. 47684) (together, the “Amended POC”) asserting an aggregate $419 million for taxes, penalties and interest due for the years 2001-2007. This $419 million includes:

(i)	$240 million of resolved income tax issues, estimated interest charges, estimated net impact of the five year NOL carryback, and the stock loan penalty,

(ii)	$150 million related to the unresolved Stock Loan litigation matter, and

(iii)	$29 million of resolved non-income tax issues.

The Amended POC does not reflect the interim Stock Loan settlement in May 2014, which abated the Stock Loan penalty of $64 million.

Audit Periods 2008-2010

The IRS is currently auditing the consolidated federal income tax returns of the LBHI group for the tax years 2008-2010, including the amount of the 2008 net operating loss. Estimated amounts due to the IRS are reflected in the estimated taxes payable.

Right of Set-Off

The IRS has asserted its right of set-off against the $480 million remaining on deposit, as described above, for the $419 million in the Amended POC and may also assert a right of set-off related to audit periods 2008-2010 and subsequent.

Debtor Allocation Agreement

In accordance with the DAA, which become effective on the Effective Date, the Company has recorded an estimate of the impact of the Federal and State settlements and settlements-in-principle to the respective members of the tax group, including an estimate of any additional pre-petition unsecured claims between/among the Debtors and Debtor-Controlled Entities (in some cases resulting in an increase in an individual member’s liability based on the underlying audit adjustments despite the reduction in the group’s tax liability overall).

The DAA also addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state and local income taxes for tax years ending after the Effective Date.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 12 – Liabilities Subject to Compromise

The table below presents the Company’s estimates of claim values as of June 30, 2015 by claim category, and the changes in estimates since the previously filed Quarterly Financial Report as of April 2, 2015:

($ billions)		Period Ending June 30, 2015			June 30, 2015 Claims Balance
Claim Category	April 2, 2015 Claims Balance	Allowed Claims (1)	Change in Estimated Active Claims	June 30, 2015 Claims Balance	LBHI	LCPI	LBSF	Other Debtors
Direct Claims:
Debt	$99.2	$—	$—	$99.2	$98.5	$—	$—	$0.7
Derivatives	25.1	0.2	(0.2)	25.1	0.0	0.0	22.5	2.5
Other	13.9	0.0	0.0	14.0	6.6	6.7	0.1	0.5

Total Direct Claims	138.3	0.2	(0.2)	138.3	105.2	6.8	22.6	3.8

Affiliate Claims Direct	107.8	—	0.0	107.8	58.8	23.1	20.6	5.3
Affiliate Guarantee Claims	12.7	—	—	12.7	12.7	—	—	—
Third Party Guarantee Claims	69.6	0.5	(0.3)	69.8	69.8	—	—	—

Total Liabilities Subject to Compromise	328.4	0.7	(0.5)	328.7	246.5	29.8	43.2	9.1

Taxes Payable	0.3	—	—	0.3	0.5	0.0	(0.2)	(0.0)
Secured Claims Payable to Third parties	2.0	—	—	2.0	2.0	—	—	—

Total Claims	$330.8	$0.7	$(0.5)	$331.0	$249.0	$29.9	$43.0	$9.1

Allowed Claims	317.9	0.7	—	318.6	240.0	29.8	40.4	8.3
Estimated Unresolved Claims to be Allowed	12.9	—	(0.5)	12.4	9.0	0.0	2.6	0.8

Total Claims	$330.8	$0.7	$(0.5)	$331.0	$249.0	$29.9	$43.0	$9.1

Less : Claims Distributions and other reductions (2)				(117.8)	(71.5)	(22.8)	(16.3)	(7.2)

Net Claim Liability at June 30, 2015				$213.2	$177.5	$7.1	$26.7	$1.9

All values that are exactly zero are shown as “-”. Values between zero and $0.5 million appear as “0”. Totals may not foot due to rounding.

(1)	The increase in the allowed claims in the period ending June 30, 2015 was primarily due to claims by BraceBridge Capital for Derivatives ($164 million) and related Third Party Guarantee ($164 million).

(2)	Claims Distributions and other reductions include:

$ in billions	Total Debtors	LBHI	LCPI	LBSF	Other Debtors
Claims Distributions	$99.6	$63.9	$17.2	$12.5	$6.1
Other Reductions:
Intercompany Funding Adjustments	7.9	—	4.1	3.0	0.8
Plan Adjustments	(0.6)	(2.5)	0.9	0.7	0.3
Assignment of Claims (a)	5.7	5.6	0.1	—	—
Third Party Guarantees Satisfied (b)	3.2	3.2	—	—	—
Freddie Mac Settlement	1.1	1.1	—	—	—
Convenience Claims and other	0.8	0.2	0.5	0.0	0.1

Total claims distributions and other reductions	$117.8	$71.5	$22.8	$16.3	$7.2

(a)	Claims assigned by Non-Controlled Affiliates (primarily LBSN of $3.2 billion and UK Financing of $2.1 billion), net of distributions, to LBHI in connection with settlement agreements with Non-Controlled Affiliates.

(b)	Allowed Guarantee claims (Bankhaus $2.8 billion, LOTC $0.2 billion and LBCC $0.2 billion), net of distributions, deemed satisfied as a result of distributions to creditors from the combination of the primary obligor and LBHI as the guarantor.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 12 – Liabilities Subject to Compromise (continued)

As of June 30, 2015, Liabilities Subject to Compromise were estimated at approximately $211 billion, net of distributions and other reductions.

Through June 30, 2015, the Debtors have allowed approximately $318.6 billion in claims, and have unresolved filed claims of approximately $67.0 billion which are estimated to be allowed at $12.4 billion (including $451 million of post-petition interest recorded at LOTC and LBCC). The Estimated Unresolved Claims to be Allowed decreased $0.5 billion as compared to April 2, 2015, primarily due to various Derivative Claims and Derivative Guarantee Claims being allowed during the period.

On June 30, 2015, the Bankruptcy Court extended the period within which the Plan Administrator may file objections to or motions to estimate the remaining asserted claims for an additional eighteen months to March 6, 2017.

Unliquidated Claims

There are two significant unliquidated claims against BNC (Claim No. 31036 and 33107) which, if liquidated and allowed, would have a material impact on the recoveries to BNC claimants and would result in creditors receiving significantly less than a 100% recovery on their claims.

Distributions Pursuant to Plan

The Debtors have made distributions through April 2, 2015 to creditors totaling $99.6 billion, of which $72.4 billion were payments on account of third party claims.

Post-Petition Interest

In accordance with section 8.13(c) of the Plan, to the extent that any Debtor has Available Cash, as defined in section 1.5 of the Plan, after all Allowed Claims against that Debtor have been satisfied in full, each holder of each such Allowed Claim entitled to receive post-petition interest shall receive post-petition interest on the Allowed amount of such Claim. As of June 30, 2015, the Company has recorded an estimate for post-petition interest on the Balance Sheets of LOTC and LBCC of $220 million and $231 million, respectively.

The $220 million estimate at LOTC consists of an estimate for post-petition interest on third party claims and excludes an estimate for post-petition interest on affiliates claims and claims assigned to LBHI from the LBF Settlement in March 2013 [refer to the December 31, 2013 Balance Sheets, Docket No. 43916, for additional information]. LOTC has not recorded an estimate for post-petition interest payable to Debtor-Controlled Entities as effectively, all remaining cash at LOTC (after all allowed claims have been satisfied in full) flows to LBHI in the form of payment on post-petition interest and/or an equity distribution.

The $231 million at LBCC represents an estimate for post-petition interest for both third party and affiliate claims (after all allowed claims have been satisfied in full). This amount is based on the Post-D7 Cash Flow Estimates and includes amounts that will be paid related to Plan Adjustments.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 13 – Legal Proceedings

The Company is involved in a number of judicial, regulatory and mediation proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters. The Company is unable at this time to determine the financial impact of such proceedings and the impact that any recoveries or liabilities may have upon the Balance Sheets. As more information becomes available, the Company may record revisions, which may be material, in future Balance Sheets.

Previous litigation actions with significant updates since April 2, 2015

Federal Home Loan Bank of New York (FHLB-NY)

On August 3, 2015, FHLB-NY amended its claim by reducing the amount to approximately $45 million. Refer to the filed Quarterly Financial Report as of April 2, 2015 for previous disclosure.

SPV Avoidance Actions

Among the actions filed by LBSF was a defendant class action entitled LBSF v. Bank of America National Association et al, in which various indenture trustees and noteholders were named, the latter as representatives of a class of noteholders who received distributions from the relevant trusts (the “Distributed Deals action”). On July 14, 2014 the Bankruptcy Court entered an Order in the Distributed Deals action lifting the stay in that action and providing for the action to proceed in specific phases. The July 14 Order directed that Phase I of the action is to be devoted exclusively to the motion for class certification, followed by Phase II, which is to encompass motions to dismiss pursuant to FRCP 12(b) and/or the filing of answers to the Complaint. Merits discovery, dispositive motions and trial are to take place during Phase III, as directed by the July 14 Order. On October 27, 2014 LBSF filed its Motion to Certify Defendant Class in the Distributed Deals action; the defendants filed their opposition to LBSF’s motion on January 30, 2015 and LBSF filed its Reply Brief on March 31, 2015. On December 17, 2014 a group of named Defendants (the “Ad Hoc Group”) filed a Motion to Withdraw the Reference to the Bankruptcy Court. LBSF filed its Opposition to the Motion on February 3, 2015 and the Ad Hoc Group filed their Reply Brief on February 20, 2015. The Motion to Withdraw was argued before the US District Court for the Southern District of NY on May 4, 2015, and on June 5, 2015 the US District Court denied the motion in its entirety. At a status conference on July 7, 2015 Judge Chapman advised the parties that she was going to put aside temporarily the class certification motion, and directed counsel to meet and confer in an effort to create a case management protocol that would allow the merits of the case to be adjudicated without the need of class certification. On August 28, 2015 the Court entered a scheduling order that was negotiated by the parties and which will govern the conduct of the litigation going forward, initially by allowing the defendants to submit a unified motion to dismiss on various issues common to the defendant group. The motion shall be filed with 60 days after the filing of a Fourth Amended Complaint by LBSF, which in turn must be filed on or before October 12, 2015.

Intel Litigation

On January 20, 2015, both LOTC and Intel filed Motions for Summary Judgment. Opposing briefs were filed by both parties on February 23, 2015, and reply briefs were filed on March 16, 2015. Oral arguments on the Motions for Summary Judgement took place on July 28, 2015. On September 16, 2015 the Bankruptcy Court issued its Proposed Findings of Fact and Conclusions of Law, in which it recommended to the District Court that Intel’s Motion for Summary Judgment be granted and LOTC’s Motion for Summary Judgment be denied. Written objections to the Proposed Findings and Conclusions are to be filed with the Bankruptcy Court on or before September 30, unless extended by the Court; responses to such objections are due 14 days after the filing thereof. The Findings and Conclusions, along with any objections and responses, will then be delivered to the District Court for a determination. Refer to the filed Balance Sheets as of December 31, 2014 for previous disclosure.

LMA Avoidance Actions

On April 24, 2015, LCPI voluntarily dismissed the final claim pending relating to this litigation, its claims in the adversary proceeding against Adagio III CLO PLC and AXA Investment Managers Paris, S.A. (Adv.Pro.No. 10-038302). Refer to the filed Balance Sheets as of October 2, 2014 for previous disclosure.

LBIE Sub-debt Waterfall Application

On July 31, 2015, the UK High Court ruled on Waterfall II (A) (“II (A)”) and Waterfall II (B) (“II B”) issues. The Court ruled for Wentworth on the Bower v. Marris issue in II (A) that LBIE distributions should be applied first to principal and then to interest and against Wentworth on the II (A) issue of how Currency Claims are to be calculated and on the II (B) issue of whether Currency Claims were released in the settlement deeds. Refer to the filed Quarterly Financial Report as of April 2, 2015 for previous disclosure.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Previous litigation actions with no significant updates since April 2, 2015

•	Republic of Italy - Refer to the filed Balance Sheets as of September 30, 2012 for previous disclosure

•	Credit Suisse Group AG - Refer to the filed Balance Sheets as of September 30, 2013 for previous disclosure

•	Massachusetts Department of Transportation - Refer to the filed Balance Sheets as of December 31, 2013 for previous disclosure

•	LCOR Alexandria LLC and PTO Holdings LLC - Refer to the filed Balance Sheets as of December 31, 2013 for previous disclosure

•	Michigan State Housing Development Authority Litigation - Refer to the filed Balance Sheets as of December 31, 2013 for previous disclosure

•	Ballyrock Litigation - Refer to the filed Balance Sheets as of March 31, 2012 for previous disclosure

•	Citigroup Litigation - Refer to the filed Balance Sheets as of June 30, 2014 for previous disclosure

•	Merrill Lynch Capital Services - Refer to the filed Balance Sheets as of June 30, 2014 for previous disclosure

•	Mortgage Sellers - Refer to the filed Balance Sheets as of June 30, 2014 for previous disclosure

•	RMBS Trustees - Refer to the filed Balance Sheets as of October 2, 2014 for previous disclosure

•	LBHI v. JPMorgan Chase Bank, N.A. (“JPMorgan”) - Refer to the filed Balance Sheets as of October 2, 2014 for previous disclosure

•	Federal Tax Litigation – stock loan - Refer to the filed Quarterly Financial Report as of April 2, 2015 for previous disclosure

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Note 14 – Currency Translation

The Company’s general ledger systems automatically translate assets and liabilities recorded in non-U.S. dollar functional currencies using exchange rates as of the date of the Balance Sheets. The gains or losses resulting from translating non-US dollar functional currency into U.S. dollars are reflected in Stockholders’ Equity.

Note 15 – Financial Systems and Control Environment

Procedures, controls and resources used to create the Balance Sheets were modified, including a significant reduction in resources, in comparison to what was available to the Company prior to the Chapter 11 cases. The Company is continuously reviewing its accounts, and as a result, modifications, errors and potential misstatements might be identified. Consequently, the Company may record adjustments, which may be material, in future Balance Sheets.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

III. Balance Sheets

LEHMAN BROTHERS HOLDING INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of June 30, 2015

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Lehman Brothers Commodity Services Inc. 08-13885	Lehman Brothers Commercial Corporation 08-13901	Lehman Brothers OTC Derivatives Inc. 08-13893	Lehman Brothers Financial Products Inc. 08-13902	Lehman Brothers Derivative Products Inc. 08-13899	Lehman Commercial Paper Inc. 08-13900	Luxembourg Residential Properties Loan Finance S.a.r.l. 09-10108	Other Debtors (2)	Total Debtor Entities (1)	Total Debtor- Controlled Entities (3)	Total LBHI Controlled Entities
Assets
Cash and short-term investments	$150	$90	$4	$50	$223	$209	$146	$160	$1	$44	$1,078	$629	$1,707
Cash and short-term investments pledged or restricted	4,356	1,577	98	84	24	0	3	82	1	141	6,366	83	6,449
Financial instruments and other inventory positions:
Commercial Real Estate	60	0	—	—	—	—	—	232	—	—	292	548	840
Loans and Residential Real Estate	73	0	—	—	—	—	—	69	—	—	142	43	185
Principal investments	3	—	—	—	—	—	—	36	—	—	39	1,382	1,422
Derivative Receivables and Related Assets	—	249	0	4	0	—	—	0	—	33	286	9	295

Total Financial instruments and other inventory positions	136	250	0	4	0	—	—	337	—	33	760	1,982	2,742
Subrogated Receivables from Affiliates and Third Parties	1,994	—	—	—	—	—	—	—	—	—	1,994	—	1,994
Receivables from Controlled Affiliates and other assets	707	560	17	144	475	23	23	347	1	35	2,333	491	2,825
Investments in Affiliates	(26,606)	225	—	—	—	—	—	552	—	(189)	(26,018)	(22,522)	(48,540
Due from Affiliates:
Controlled Affiliates	30,098	542	305	16	0	—	1	5,108	0	412	36,482	4,531	41,013
Non-Controlled Affiliates	21,474	1,354	193	371	10	0	0	147	—	21	23,568	2,552	26,120

Total Due from Affiliates	51,572	1,896	497	387	10	0	1	5,254	0	432	60,050	7,083	67,133

Total Assets	$32,310	$4,597	$617	$669	$732	$232	$174	$6,733	$2	$497	$46,563	$(12,252)	$34,311

Liabilities and Stockholders’ Equity
Liabilities
Payables to Controlled Affiliates and other liabilities	$1,674	$44	$1	$3	$0	$0	$0	$332	$0	$8	$2,062	$741	$2,803
Due to Affiliates:
Controlled Affiliates	—	—	—	—	—	—	—	0	—	—	0	13,120	13,120
Non-Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	628	628

Total Due to Affiliates	—	—	—	—	—	—	—	0	—	—	0	13,748	13,748
Secured Claims Payable to Third Parties	2,036	—	—	—	—	—	—	—	—	—	2,036	—	2,036
Taxes Payable	451	(188)	(22)	(6)	37	(13)	1	25	—	(2)	283	111	394
Liabilities Subject to Compromise	174,992	26,889	415	333	228	0	4	7,073	173	790	210,899	0	210,899

Total Liabilities	179,153	26,746	394	330	265	(13)	5	7,430	173	796	215,279	14,600	229,880
Stockholders’ Equity	(146,844)	(22,149)	223	339	467	245	168	(697)	(171)	(299)	(168,717)	(26,852)	(195,569)

Total Liabilities and Stockholders’ Equity	$32,310	$4,597	$617	$669	$732	$232	$174	$6,733	$2	$497	$46,563	$(12,252)	$34,311

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “_”. Values between zero and $500,000 appear as ‘0”.

(1)	Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)	Certain Other Debtor’s Balance Sheets are presented on page 31.
(3)	Certain Debtor-Controlled Entities’ Balance Sheets are presented on page 32.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of June 30, 2015 (Certain Other Debtors)

(Unaudited)

($ in millions)	LB 745 LLC 08-13600	CES Aviation LLC 08-13905	CES Aviation V 08-13906	CES Aviation IX 08-13907	Structured Asset Securities Corporation 09-10558	East Dover Ltd 08-13908	Lehman Scottish Finance LP 08-13904	LB Rose Ranch LLC 09-10560	LB 2080 Kalakaua Owners LLC 09-12516	BNC Mortgage LLC 09-10137	LB Somerset LLC 09-17503	LB Preferred Somerest LLC 09-17505	PAMI Statler Arms LLC 08-13664	MERIT LLC 09-17331	Other Debtors (1)
Assets
Cash and short-term investments	$33	$—	$—	$—	$0	$(0)	$0	$(0)	$(0)	$12	$—	$—	$0	$0	$44
Cash and short-term investments pledged or restricted	0	0	0	0	134	0	2	0	—	2	—	—	—	2	141
Financial instruments and other inventory positions:
Commercial Real Estate	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Loans and Residential Real Estate	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Principal investments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Derivative Receivables and Related Assets	—	—	—	—	—	—	—	—	—	—	—	—	—	33	33

Total Financial instruments and other inventory positions	—	—	—	—	—	—	—	—	—	—	—	—	—	33	33
Subrogated Receivables from Affiliates and Third Parties	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Receivables from Controlled Affiliates and other assets	14	7	0	1	5	4	—	4	0	—	—	0	—	—	35
Investments in Affiliates	—	—	—	—	—	—	(189)	—	—	—	—	—	—	—	(189)
Due from Affiliates:
Controlled affiliates	143	—	0	0	172	—	67	—	—	1	—	—	—	29	412
Non-Controlled Affiliates	3	—	—	—	0	1	—	—	—	—	—	—	—	17	21

Total Due from Affiliates	145	—	0	0	172	1	67	—	—	1	—	—	—	46	432

Total Assets	$192	$7	$0	$1	$312	$4	$(121)	$4	$0	$16	$—	$0	$0	$80	$497

Liabilities and Stockholder’s Equity
Liabilities
Payables to Controlled Affiliates and other liabilities	$0	$—	$—	$—	$—	$1	$1	$1	$0	$1	$0	$0	$0	$3	$8
Due to Affiliates:
Controlled affiliates	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Due to Affiliates	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Secured Claims Payable to Third Parties	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Taxes Payable	—	—	—	—	(2)	—	—	—	(0)	(0)	—	—	—	—	(2)
Liabilities Subject to Compromise	—	3	5	4	451	2	—	2	32	5	7	10	—	270	790

Total Liabilities	0	3	5	4	449	3	1	3	32	6	8	10	0	274	796
Stockholders’ Equity	192	4	(4)	(3)	(138)	1	(122)	1	(31)	10	(8)	(10)	0	(193)	(299)

Total Liabilities and Stockholders’ Equity	$192	$7	$0	$1	$312	$4	$(121)	$4	$0	$16	$—	$0	$0	$80	$497

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “–”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

LEHMAN BROTHERS HOLDINGS INC. and NON DEBTOR ENTITIES

Balance Sheets As of June 30, 2015 (Debtor-Controlled Entities)

(Unaudited)

($ in millions)	Lehman ALI Inc. (2)	Property Asset Management Inc. (3)	LB I Group Inc. (3)	Lehman Brothers Bancorp Inc. (3)	PAMI Holdings LLC	314 Common- wealth Ave Inc. (3)	LB U.K. Holdings (Delaware) Inc.	PAMI ALI LLC	Lux Finance Sari	Other Debtor- Controlled Entities	Debtor- Controlled Group Elims (1)	Total Debtor- Controlled Entities
Assets
Cash and Short-term investments	$92	$77	$43	$182	$5	$0	$5	$9	$1	$217	$—	$629
Cash and short-term investments pledge or restricted	2	5	0	2	4	—	—	10	—	61	—	83
Financial instruments and other inventory positions:
Commercial Real Estate	4	176	0	—	297	(0)	0	37	—	32	—	548
Loans and Residential Real Estate	42	0	1	0	—	—	—	—	—	0	—	43
Principal investments	0	—	1,084	—	—	—	(0)	2	—	296	—	1,382
Derivative Receivables and Related Assets	—	—	—	—	—	—	—	—	—	9	—	9

Total Financial instruments and other inventory positions	46	177	1,085	0	297	(0)	0	39	—	338	—	1,982
Subrogated Receivables from Affiliates and Third Parties	—	—	—	—	—	—	—	—	—	—	—	—
Receivables from Controlled Affiliates and other assets	202	0	33	56	0	1	57	19	—	269	(146)	491
Investments in Affiliates	(27,039)	1	0	10	—	(85)	216	(217)	—	(113)	4,705	(22,522)
Due from Affiliates:
Controlled Affiliates	3,422	0	560	—	—	225	901	707	—	1,593	(2,878)	4,531
Non-Controlled Affiliates	1	0	1	401	—	508	498	34	749	360	—	2,552

Total Due from Affiliates	3,423	0	561	401	—	733	1,399	741	749	1,953	(2,878)	7,083

Total Assets	$(23,274)	$261	$1,721	$651	$305	$649	$1,678	$601	$750	$2,725	$1,681	$(12,252)

Liabilities and Stockholders’ Equity
Liabilities
Payables to Controlled Affiliates and other liabilities	$67	$6	$308	$72	$2	$0	$19	$105	$—	$308	$(147)	$741
Due to Affiliates:
Controlled Affiliates	3,233	—	3,439	71	—	989	951	3,440	939	2,937	(2,878)	13,120
Non-Controlled Affiliates	8	—	32	14	—	—	92	8	—	472	—	628

Total Due to Affiliates	3,241	—	3,471	86	—	989	1,043	3,448	939	3,409	(2,878)	13,748
Secured Claims Payable to Third Parties	—	—	—	—	—	—	—	—	—	—	—	—
Taxes Payable	85	—	5	—	—	10	(18)	27	—	1	—	111
Liabilities Subject to Compromise	—	—	—	—	—	—	—	0	—	0	—	0

Total Liabilities	3,393	6	3,785	158	2	999	1,045	3,581	939	3,718	(3,025)	14,600
Stockholders’ Equity	(26,668)	255	(2,064)	494	304	(350)	633	(2,980)	(189)	(994)	4,707	(26,852)

Total Liabilities and Stockholders’ Equity	$(23,274)	$261	$1,721	$651	$305	$649	$1,678	$601	$750	$2,725	$1,681	$(12,252)

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “-”. Values between zero and $500,000 appear as “0”.

(1)	Balances reflect the impact of eliminations of (i) intercompany balances only between Debtor-Controlled Entities and (ii) investments in subsidiaries only between Debtor-Controlled Entities.
(2)	Lehman Ali Inc is reflected on a consolidated basis excluding wholly owned subsidiaries that are Debtor entities, 314 Commonwealth Ave Inc, and Pami ALI LLC.
(3)	Entities are reflected on a consolidated basis, e.g. Property Asset Management Inc. includes its wholly owned subsidiary. Orbit RE LLC.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

IV. Accompanying Schedules

Commercial Real Estate – by Product Type (1)

$ in millions	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Total Debtor Entities	Property Asset Management Inc.	PAMI Holdings LLC	Other Debtor- Controlled Entities	Total LBHI Controlled Entities	Cost and Unpaid Principal Balances (2)
Commercial Real Estate
North America
Whole loans
Senior	$0	$24	$24	$—	$—	$—	$24	$35
B-notes/Mezzanine	—	0	0	—	—	—	0	16
Equity	—	—	—	90	113	21	224	380
Real Estate Owned	—	101	101	80	184	52	417	1,305
Other	46	(11)	35	6		(19)	22	65

Subtotal	46	114	160	176	297	54	687	1,801
Europe
Whole loans
B-notes/Mezzanine	—	67	67	—	—	—	67	169
Equity	—	51	51	—	—	16	67	178
Other	14	0	14	—	—	3	18	2

Subtotal	14	118	132	—	—	19	151	349
Asia
Equity	—	—	—	—	—	1	1	4
Other	—	—	—	—	—	0	0	0

Subtotal	—	—	—	—	—	1	1	4

Total Commercial Real Estate	$60	$232	$292	$176	$297	$74	$840	$2,154

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	Cost information primarily includes: (i) for whole loans and corporate loans, the remaining outstanding principal balance; (ii) for equity, the total acquisition amount net of distributions deemed return of capital; (iii) for REO, the cost/unpaid principal balance as determined in (i) or (ii) as of the date of ownership of the property plus or minus principal balance changes subsequent to ownership. There are 6 portfolio investments recorded at zero recovery value with a cost/ unpaid principal balance of approximately $57 million that are not included in the schedule above.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Commercial Real Estate – By Property Type and Region (1)

$ in millions	North America	Europe	Asia	Total	Cost and Unpaid Principal Balances (2)
Commercial Real Estate
Senior Whole Loans
Office/Industrial	$3	$—	$—	$3	$3
Hotel	8	—	—	8	10
Land/Other	14	0	—	14	135

Total Senior Whole Loans by Type	24	0	—	25	148
B-Note/Mezz Whole Loans
Office/Industrial	—	67	—	67	206
Condominium	0	—	—	0	16

Total B-Notes/Mezz Whole Loans by Type	0	67	—	67	222
Equity
Office/Industrial	34	3	—	37	25
Hotel	0	13	1	13	73
Multi-family	46	—	—	46	20
Retail	—	—	0	0	4
Mixed-use	—	51	—	51	68
Condominium	97	—	—	97	238
Land/Other	48	—	0	48	191

Total Equity by Type	224	67	1	292	619
Real Estate Owned
Hotel	147	—	—	147	162
Multi-family	1	—	—	1	29
Land/Other	268	—	—	268	906

Total Real Estate Owned by Type	417	—	—	417	1,098
Other	22	17	—	40	67

Total Commercial Real Estate	$687	$151	$1	$840	$2,154

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	Cost information primarily includes: (i) for whole loans and corporate loans, the remaining outstanding principal balance; (ii) for equity, the total acquisition amount net of distributions deemed return of capital; (iii) for REO, the cost/unpaid principal balance as determined in (i) or (ii) as of the date of ownership of the property plus or minus principal balance changes subsequent to ownership. There are 6 portfolio investments recorded at zero recovery value with a cost/unpaid principal balance of approximately $57 million that are not included in the schedule above.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Loans (by Maturity Date) and Residential Real Estate (1)

$ in millions
	Debtor Entities
Maturity Date by Year	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Commercial Paper Inc.	Debtor- Controlled Entities	Total LBHI- Controlled Entities

	Notional (2)
2015	$—	$—	$0	$24	$25
2016	4	—	11	—	15
2017 and over	4	—	198	—	202

Subtotal Loans	8	—	209	24	242

Residential Real Estate (3)	245	—	0	77	322

Total Loans and Residential Real Estate	$253	$—	$209	$102	$565

	Recovery Value
2015	$—	$—	$0	$23	$23
2016	4	—	11	—	15
2017 and over (4)	1	—	52	—	53

Subtotal Loans	5	—	63	23	90

Equity positions - Loans	41	0	4	1	45
Residential Real Estate	28	—	3	19	50

Total Loans and Residential Real Estate	$73	$0	$69	$43	$185

Notes:

(1)	This schedule reflects loans and residential real estate assets that are included on the Balance Sheets. Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	Represents the remaining outstanding principal balance on only Loans by stated maturity dates.

(3)	Cost information primarily represents: (i) for whole loans, warehouse lines and REO (RV $0.2 million / Cost $0.3 million), the remaining outstanding or unpaid principal balance; and (ii) for mortgage backed securities (“MBS”) (RV $39.8 million / Cost $322.0 million), the initial Class Principal amount. MBS consists of Excess Spread, Residual, Interest-Only and Subordinated tranches. Cost information is not included for legal claims, mortgage servicing rights and MBS with zero recovery value.

(4)	Includes approximately $12 million in LCPI related to defaulted securities with past maturity dates.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Private Equity / Principal Investments – by Legal Entity and Product Type

$ in millions	Total (1)	Assets held for the benefit of LCPI (3)	Total per Balance Sheets
By Legal Entity
Debtors:
Lehman Brothers Holdings Inc.	$3	$—	$3
Lehman Commercial Paper Inc.	336	(300)	36

Total Debtors	339	(300)	39

Debtor-Controlled:
LB I Group Inc. (2)	784	300	1,084
Other Debtor-Controlled	298	—	298

Total Debtor-Controlled	1,082	300	1,382

Total	$1,422	$—	$1,422

By Product Type
Private Equity / Diversified Funds	$1,089
Fixed Income	33
Real Estate Funds	269
Other	31

Total	$1,422

Investments at cost (4)	$1,755
Unpaid Principal Balances (5)	$84

Notes:

(1)	The amounts include the unencumbered assets held by a legal entity and the economic interests in the assets held by another legal entity. Refer to the accompanying Notes to the Balance Sheets for further discussion on valuation and additional disclosures.

(2)	LB I Group Inc. (read LB “one” Group Inc.) is a major Debtor-Controlled entity. LB I Group Inc. is presented on a consolidated basis.

(3)	“Assets held for the benefit of LCPI” represents a reconciliation of the assets encumbered from LB I Group to LCPI.

(4)	Cost information primarily includes: (i) for direct equity investments and hedge funds, the total amount funded net of distributions deemed return of capital; (ii) for partnership interests with no redemptions, the original amount funded; (iii) for partnership interests with redemptions or distributions, the ratio of cost to recovery value for the underlying portfolio assets applied to the Net Asset Value for the Company’s positions; and (iv) value for assets that have been recorded at de minimis recovery value amounts.

(5)	Represents the remaining outstanding principal balance on corporate loans.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Derivative Assets and Liabilities (1)

$ in millions	Lehman Brothers Holdings Inc.	LB 745 LLC	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Commercial Corporation	Lehman Commercial Paper Inc.	Lehman Brothers Financial Products Inc.	Lehman Brothers Derivative Products Inc.	Merit LLC	Total Debtors

Assets - Receivables, Net
Open	$—	$—	$116	$—	$—	$—	$—	$—	$—	$—	$116
Terminated / Matured	—	—	83	0	—	4	—	—	—	—	87

Total	—	—	199	0	—	4	—	—	—	—	203
Other Derivative Related Assets (2)	—	—	51	—	—	—	—	—	—	33	84

Total Derivatives and Related Assets	$—	$—	$249	$0	$—	$4	$—	$—	$—	$33	$286

# of Counterparty contracts
Open	—	—	78	—	—	—	—	—	—	—	78
Termed / Matured	—	—	235	1	1	5	—	23	1	—	266

Total	—	—	313	1	1	5	—	23	1	—	344

SPV Receivables (3)	$—	$—	$58	$—	$—	$—	$—	$—	$—	$—	$58

Liabilities - Payables
Agreed (4)	$(22)	$(2)	$(19,865)	$(1,347)	$(494)	$(385)	$(39)	$(57)	$(77)	$—	$(22,288)
Pending Resolution (5)	—	—	(2,654)	(49)	(0)	(102)	—	—	(2)	—	(2,808)

Total	$(22)	$(2)	$(22,519)	$(1,397)	$(494)	$(487)	$(39)	$(57)	$(79)	$—	$(25,096)

# of Counterparty contracts	4	1	2,400	251	161	192	9	14	94	—	3,126

Notes:

(1)	Refer to the accompanying Notes to the Balance Sheets for further discussion regarding derivative amounts recorded. Derivatives liabilities are presented prior to distributions on allowed claims.

(2)	Amounts primarily include notes in various special purpose vehicles, deposits with various brokers for OTC hedges and equity positions in various corporations.

(3)	Represents the portion of derivatives receivables resulting from transactions with counterparties deemed as special purpose vehicles including receivables from entities that structurally subordinate the rights of the Debtor.

(4)	Agreed is defined as claims that are recorded at values agreed upon with counterparties and classified as allowed or accepted as filed.

(5)	Pending Resolution are recorded at expected claim amounts estimated by the Company.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Significant Restructurings, Settlements, Sales, Wind-down, or Liquidations

April 3, 2015 – June 30, 2015

($ millions)	Actual Cash Collected	Post-Seventh Distribution Cash Flow Estimates (1)	4/2/2015 Balance Sheets Value (2)	Realized Gain / (Loss) Relative to Post Seventh Distribution Cash Flow Estimate	Realized Gain / (Loss) Relative to 4/2/15 Balance Sheet Value
Loans and Residential Real Estate
Other Loans	$13	$11	$11	$2	$2
Other Residential Real Estate	10	8	8	2	2

Total Loans and Residential Real Estate	$23	$19	$19	$4	$4

Private Equity / Principal Investments
Direct Positions	$33	$33	$33	$0	$0
GP and LP Stakes in PE and Hedge Funds	540	540	540	—	—

Total Private Equity / Principal Investments	$573	$573	$573	$0	$0

Derivatives
Other sales	$79	$50	$50	$29	$29

Total Derivatives	$79	$50	$50	$29	$29

Real Estate
Pacific Point	$147	$145	$145	$2	$2
Other sales	170	152	152	18	18

Total Real Estate	$317	$297	$297	$20	$20

Total Significant Monetizations	$992	$938	$938	$54	$54

All values that are exactly zero are shown as “-”. Values between zero and $0.5 million appear as “0”. Totals may not foot due to rounding.

(1)	Represents estimated recoveries reflected in the Post Seventh Distribution Cash Flow Estimates for the asset.

(2)	Represents the recorded value reported on the prior period Balance Sheets (as of April 2, 2015) for the asset.

Quarterly Financial Report as of June 30, 2015 (Unaudited)

Costs and Expenses

($ millions)	Quarter Ended June 2015 (3)	Year to Date June 2015 (3)	2015 Full Year Estimate (3)(4)
Professional Fees (1)	$37	$66	$181
Compensation and Benefits (2)	16	78	108
Incentive Fees	—	5	22
Outsourced Services & IT Activities	6	11	22
Other Operating Disbursements	4	8	19

Total Costs & Expenses	$63	$169	$352

Notes:

(1)	For additional information, please refer to the Monthly Schedule of Professional Fees filed with the Bankruptcy Court.

(2)	Compensation and Benefits include amounts paid in January 2015 to certain employees for bonuses for 2014, as well as amounts paid to Alvarez & Marsal.

(3)	Expense amounts shown above exclude operating expenses from Aurora Commercial Corp.

(4)	Represents actual results through April 2, 2015 and estimates for the period April 3, 2015 through December 31, 2015.